PITTSBURGH & WEST VIRGINIA RAILROAD
                              FORM 10-Q

BALANCE SHEET

(Dollars in Thousands)

                                             September 30   December 31
                                                 1998           1997

ASSETS
     Rentals receivable under capital lease       $9,150         $9,150
     Cash                                             39             39

                                                  $9,189         $9,189


LIABILITIES and SHAREHOLDERS' EQUITY

     Liabilities:
          Accounts payable and
            accrued liabilities                   $   20         $   22

     Shareholder's equity:

          Shares of beneficial interest, at
            no par value, 1,510,000 shares
            issued and outstanding                 9,145          9,145
          Income retained in business                 24             22

               Total Shareholders' Equity          9,169          9,167

               Total Liabilities and
                 Shareholders' Equity             $9,189         $9,189
